UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1170 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices, with zip code)
(408) 962-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b), (c)
     On June 7, 2011, Trident Microsystems, Inc. (the “Company”) issued a press release announcing the appointment, effective on June 6, 2011, of Dr. Bami Bastani, as Chief Executive Officer and President of the Company and his election to the Company’s Board of Directors. The Company also announced that Mr. Philippe Geyres, who had served as Interim CEO since January 2011, was stepping down as Interim CEO and would continue as a member of the Board of Directors.
     On June 4, 2011, Dr. Bastani and the Company entered into an employment offer letter with Dr. Bastani (the “Employment Letter”). Dr. Bastani will receive an annualized salary of $500,000, and will be eligible to participate in the Company’s Executive Bonus Plan with a target bonus of 100% of his base salary. The Board of Directors and the Compensation Committee approved the grant to Dr. Bastani of a stock option to acquire 4,200,000 shares of Common Stock, vesting on the Company’s standard terms, with 25% of the shares subject to such options having an exercise price equal to the fair market value of a share of the Company’s common stock on June 6, 2011, 25% having an exercise price of $1.25 per share, 25% having an exercise price of $1.50 per share, and 25% having an exercise price of $2.00 per share.
     Dr. Bastani will be eligible to participate in the Company’s Amended and Restated Executive Retention and Severance Plan (as amended from time to time, the “Plan”). His participation agreement under the Plan will provide for specified benefits in the case of certain terminations of employment. In summary: (i) in the case of certain terminations of service upon or following a Change in Control (as defined in the Plan), Dr. Bastani would receive two years of salary, two years of his target bonus and acceleration of vesting of all outstanding equity awards, and (ii) in the case of certain other terminations, Dr. Bastani would receive two years of salary, two years of his target bonus and acceleration of vesting of one year of outstanding equity awards, other than any Performance-Based Equity Award (as defined in the Plan). In addition, in such cases, and in the event of his death or disability, he will also have one year after the event to exercise any options.
     Dr. Bastani will be eligible for certain health and other benefits as provided in the Employment Letter. In addition, as Dr. Bastani is required to relocate his primary residence from the East Coast to the San Francisco Bay area, he will receive a lump-sum payment of $300,000 for relocation related costs and expenses and temporary housing and expenses.
     Dr. Bastani is 57. A copy of the Employment Letter is attached hereto as an exhibit, and the description above of the terms thereof is qualified in its entirety by the terms therein.
Item 9.01. Financial Statements and Exhibits.

Number
10.62	Employment Offer Letter dated June 4, 2011 between Dr. Bami Bastani and Trident Microsystems, Inc.

99.1	Press release dated June 7, 2011 announcing appointment of CEO.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 7, 2011

TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.62	Employment Offer Letter dated June 4, 2011 between Dr. Bami Bastani and Trident Microsystems, Inc.

99.1	Press release dated June 7, 2011 announcing appointment of CEO.